UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

Functional Brands Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 9, 2026, Functional Brands Inc. (the “Company”) received a written notification (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq had determined to delist the Company’s common stock from The Nasdaq Capital Market. The Staff Determination was issued pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”).

As previously disclosed, on December 30, 2025, the Company received notice from Nasdaq that the closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”). At that time, the Company was afforded 180 calendar days, or until June 29, 2026, to regain compliance with the Bid Price Requirement.

The Staff Determination states that, as of June 8, 2026, the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days. Under the Low Priced Stocks Rule, if during any compliance period a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department is required to issue a Staff Delisting Determination. As a result, Nasdaq has determined to delist the Company’s common stock and stated that trading of the Company’s common stock will be suspended at the opening of business on June 16, 2026, and that a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff Determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request must be submitted, along with a non-refundable fee of $20,000, no later than 4:00 p.m. Eastern Time on June 16, 2026.

There can be no assurance that the Company would be successful in any appeal or that it will be able to regain compliance with Nasdaq's listing requirements within the timeframe that may be provided by the Panel, or at all. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B)(ii)(e), a timely request for a hearing will not stay the trading suspension of the Company’s common stock.

Item 7.01 Regulation FD Disclosure.

On June 15, 2026, the Company issued a press release announcing the foregoing. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “may,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this report include, without limitation, statements regarding the Company’s intention to appeal the Staff Determination and the potential outcome of any such appeal. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, the outcome of the Company’s appeal before the Panel, the Company’s ability to demonstrate a plan to regain compliance with Nasdaq’s listing requirements, and general market and economic conditions. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 15, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026	FUNCTIONAL BRANDS INC.

	By:	/s/ Eric Gripentrog
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

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